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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): June 26, 2000 (June 7, 2000)

                               WORLD ACCESS, INC.
               (Exact Name of Registrant as Specified in Charter)



      DELAWARE                       0-29782                 58-2398004
     (State of                (Commission File No.)       (I.R.S. Employer
   Incorporation)                                        Identification No.)



                       945 E. PACES FERRY ROAD, SUITE 2200
                             ATLANTA, GEORGIA 30326
          (Address of principal executive offices, including zip code)


                                 (404) 231-2025
              (Registrant's telephone number, including area code)


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ITEM 5.           OTHER EVENTS.

On June 7, 2000, World Access, Inc. ("World Access") and STAR Telecommunications, Inc. ("STAR") entered into a First Amendment to Agreement and Plan of Merger pursuant to which they amended their merger agreement in order to accommodate STAR's contract for the sale of its subsidiary, PT-1 Communications, Inc. ("PT-1"), to Counsel Communications LLC ("Counsel"). Under the merger agreement, the merger is subject to, among other things, the divestiture by STAR of PT-1 for minimum net cash proceeds of $150 million. Under the amended agreement, the required minimum net cash proceeds from the sale of PT-1 to Counsel has been reduced from $150 million to $120 million.

Further, under the amended merger agreement, each STAR stockholder will receive
0.3866 shares of World Access stock for each share of STAR stock. This represents a reduction from the original exchange ratio of 0.3905. As with the prior agreement, World Access retains the right to pay up to 40% of the merger consideration in cash.





ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.



EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------


   99             Press Release, issued June 7, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                             WORLD ACCESS, INC.



Date: June 26, 2000                          By: /s/ MARTIN D. KIDDER
                                                --------------------------
                                             Martin D. Kidder
                                             Vice President and Controller


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                                  EXHIBIT INDEX


EXHIBIT
NUMBER                        DESCRIPTION
------                        -----------


   99             Press Release, issued June 7, 2000.


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